EXHIBIT 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2006	2005

Revenue	$50,051	$33,761

Costs and expenses:
Cost of operations	24,710	14,895
Sales and marketing	15,537	10,988
General and administrative	11,890	6,540
Depreciation and amortization	3,529	2,233
Interest income	1,448	—

Loss before income tax provision	(4,167)	(895)
Income tax provision	—	61

Net loss	$(4,167)	$(956)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.02)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	56,054	48,100

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenue
Online Services:
Advertising and sponsorship	$32,760	$22,787
Licensing	11,442	5,805
Content syndication and other	876	2,563

Total Online Services	45,078	31,155
Publishing and Other Services	4,973	2,606

	$50,051	$33,761

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”)
Online Services	$7,861	$3,819
Publishing and Other Services	(1,334)	(247)

	6,527	3,572

Adjusted EBITDA per diluted common share (a)	$0.11	$0.07

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	1,448	—
Depreciation and amortization	(3,529)	(2,233)
Non-cash advertising	(1,605)	(1,751)
Non-cash stock-based compensation	(7,008)	(483)
Income tax provision	—	(61)

Net loss	$(4,167)	$(956)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.02)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share:
Basic and diluted	56,054	48,100

(a)	Three months ended March 31, 2006 Adjusted EBITDA is calculated based on 57,717 diluted shares

(b)	Reconciliation of Adjusted EBITDA to net loss

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$38,347	$75,704
Short-term investments	94,456	78,073
Accounts receivable, net	54,914	57,245
Current portion of prepaid advertising	6,524	7,424
Other current assets	5,178	3,977

Total current assets	199,419	222,423

Property and equipment, net	26,796	21,014
Prepaid advertising	11,399	12,104
Goodwill	117,495	100,669
Intangible assets, net	27,065	20,503
Other assets	130	176

	$382,304	$376,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$23,499	$30,400
Deferred revenue	48,665	36,495
Due to Emdeon	1,130	3,672

Total current liabilities	73,294	70,567

Other long-term liabilities	7,008	7,010

Stockholders’ equity	302,002	299,312

	$382,304	$376,889

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,167)	$(956)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,529	2,233
Non-cash advertising	1,605	1,751
Non-cash stock-based compensation	7,008	483
Changes in operating assets and liabilities:
Accounts receivable	4,048	5,724
Other assets	(1,722)	(488)
Accrued expenses and other long-term liabilities	(5,287)	(1,449)
Due to Emdeon	(2,521)	—
Deferred revenue	9,784	(1,124)

Net cash provided by operating activities	12,277	6,174

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	23,650	—
Purchases of available-for-sale securities	(39,650)	—
Purchases of property and equipment	(6,757)	(932)
Cash paid in business combinations, net of cash acquired	(26,877)	(30,308)

Net cash used in investing activities	(49,634)	(31,240)

Cash flows from financing activities:
Net cash transfers from Emdeon	—	25,450

Net cash provided by financing activities	—	25,450

Net (decrease) increase in cash and cash equivalents	(37,357)	384
Cash and cash equivalents at beginning of period	75,704	3,456

Cash and cash equivalents at end of period	$38,347	$3,840